EXHIBIT 4.3

           UNITIL CORPORATION TAX DEFERRED SAVINGS AND INVESTMENT PLAN
                        AMENDMENT NO. 2 TO RESTATED PLAN
                    GENERALLY EFFECTIVE AS OF JANUARY 1, 1997

     WHEREAS, effective as of July 1, 1987, Concord Electric Company Tax Deferred Savings and Investment Plan, initially adopted effective as of January 1, 1985 by Concord Electric Company, a wholly-owned subsidiary of Unitil
Corporation ("Unitil"), and the Unitil Corporation Tax Deferred Savings and Investment Plan, initially adopted effective as of January 1, 1985, by Unitil Service Corp., also a wholly-owned subsidiary of Unitil, were amended and restated and consolidated, under the name of Unitil Corporation Tax Deferred Savings and Investment Plan (the "Plan"); and

     WHEREAS the Plan was also adopted by Exeter & Hampton Electric Company, also a wholly-owned subsidiary of Unitil, effective as of January 1, 1989 for its employees not covered by a collective bargaining agreement, and effective as of January 1, 1990 for its collective bargaining unit employees, and merged as of such dates with the respective portions of the Exeter & Hampton Electric Company Thrift Savings Plan; and

     WHEREAS the Plan was also adopted by Fitchburg Gas and Electric Light Company ("Fitchburg"), which had also become a wholly-owned subsidiary of Unitil, effective as of April 29, 1992, with respect to non-collective bargaining employees, effective as of May 8, 1992, and with respect to its collective bargaining employees, effective as of January 1, 1994, merging with the Plan as of such respective dates the Fitchburg Gas and Electric Light Company Tax Deferred Savings and Investment Plan, covering non-collective bargaining employees, and the Fitchburg Gas and Electric Light Company Union Tax Deferred Savings and Investment Plan, covering collective bargaining employees; and

     WHEREAS the Plan was most recently amended and restated by an instrument dated December 23, 1994, generally effective as of January 1, 1989, in part to comply with the provisions of the Tax Reform Act of 1986 and subsequent legislation and related regulations, and further amended by an Amendment No. 1 to Restated Plan thereto, dated July 1, 1996; and

     WHEREAS the current Trustee under the Plan is Putnam Fiduciary Trust Company under a Trust Agreement originally dated May 16, 1996; and

     WHEREAS each of said corporations desires to further amend the Plan, effective as of July 1, 1998, to increase the limit any participant may annually elect to contribute to the Plan from 12 percent to 15 percent of his/her compensation and, generally effective as of January 1, 1997, to conform the Plan to the requirements of the Small Business Job Protection Act of 1996, Uruguay Round Agreements Act, Uniformed Services Employment and Reemployment Rights Act of 1994, and Taxpayers Relief Act of 1997 and the regulations and other guidance thereunder;

     NOW, THEREFORE, by execution of this instrument, each of said corporations hereby amends, effective, except as specifically otherwise provided, as of January 1, 1997, the Plan, as most recently restated and amended, as follows:

     1. By deleting in its entirety the last full paragraph of Section 1.06 thereof.




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     2. By deleting the words "of a type historically  performed by employees in the business field of the recipient employer" from the end of the next to last sentence of the first paragraph of Section 1.09 thereof and by inserting, in lieu of said words so deleted, the new words "performed under the primary direction and control of the recipient" and by changing the reference from
"section   402(a)(8),   section   402(h)"   to   "section   402(e)(3),   section
402(h)(1)(B)," instead, in the last paragraph of said Section 1.09 and in the first full paragraph of Section 3.06(b).

     3. By deleting in its entirety Section 1.16 therefrom and by inserting, in lieu of said Section so deleted, the following new Section 1.16:

     "1.16 Highly Compensated Employee.

          Highly Compensated Employee' means any Employee who: (1) was a 5-percent owner at any time during the year or the preceding year, or
          (2) for the preceding year had compensation from the Employer in excess of $80,000 and was in the top- paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996.

          For this purpose the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year.

          For this purpose any Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top 20 percent of the Employees when ranked on the basis of compensation paid during such year.

          A 'Highly Compensated Former Employee' is based on the rules applicable to determining highly compensated employee status as in effect for that determination year, in accordance with temporary Treasury Regulation section 1.414(q)-1T, A-4 and Internal Revenue Service Notice 97-75.

          In determining whether an Employee is a Highly Compensated Employee for 1997, the amendments to section 414(q) stated above are treated as having been in effect for 1996."

     4. Effective as of July 1, 1998, by deleting the words "12 percent" from the next to last sentence of Section 2.02 thereof and inserting, in lieu of said words so deleted, the new words "15 percent."

     5. By deleting in its entirety the second full paragraph of Section 3.06(d) thereof and by inserting, in lieu of said paragraph so deleted, the following new paragraph:

          "If distribution becomes necessary, such excess contributions and any allocable income will be first applied to the Highly Compensated

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          Employees  with the  largest  amounts of Pay  Reduction  Contributions pursuant to Section 2.02 for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Pay Reduction Contributions pursuant to Section 2.02 and continuing in descending order until all such excess contributions have been allocated. For the purposes of the preceding sentence, the 'largest amount' is determined after distribution of any such excess contributions."

     6. By deleting in its entirety the second full paragraph of Section 3.06(e) thereof and by inserting, in lieu of said paragraph so deleted, the following new paragraph:

          "If distribution becomes necessary, such excess aggregate contributions and any allocable income will be first applied to the Highly Compensated Employees with the largest amounts of aggregate contributions of Employee Contributions pursuant to Section 2.02 and Employer Matching Contributions pursuant to Section 3.04 for the Plan Year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such aggregate contributions and continuing in descending order until all such excess aggregate contributions have been allocated. For the purposes of the preceding sentence, the 'largest amount' is determined after distribution of any such excess aggregate contributions."

     7. Effective as of January 1, 1998, by deleting in its entirety the first full paragraph of Section 8.04 thereof and by inserting, in lieu of said paragraph so deleted, the following new paragraph:

          "Notwithstanding  the  provisions  of this  Article  VIII  (other than
          Section 8.07), if a Participant's vested Account balance exceeds (or at the time of any prior distribution (1) in Plan Years beginning before August 6, 1997, exceeded $3,500 or (2) in Plan Years beginning after August 5, 1997, exceeded) $5,000, it shall not be immediately distributable without such Participant's consent before the Participant has reached his Normal Retirement Age."

     8. By deleting the first full sentence of Section 8.07(a) thereof and by inserting, in lieu of said sentence so deleted, the following new sentence:

          "A Participant's benefits shall be distributed to him no later than the later of the April 1st of the calendar year following the calendar year in which the Participant attains age 70-1/2 or retires, except that benefits shall be distributed to a 5-percent owner (as described in section 416(i) of the Code) by the April 1st of the calendar year following the calendar year in which the Participant attains age 70-1/2."

     9. Effective as of January 1, 1998, by inserting at the end of Section 9.02 thereof the following new Subsection (h):


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          "(h) Notwithstanding  anything herein to the contrary, loan repayments shall be suspended under the Plan as permitted under section 414(u) of the Code."

     10.  Effective as of December 12, 1994, by  renumbering  Sections 14.06 and
14.07 thereof and Sections 14.07 and 14.08, respectively, and by inserting immediately prior thereto the following new Section 14.06:

     "14.06 Qualified Military Service.

          Notwithstanding  anything  herein  to  the  contrary,   contributions,
          benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code."

     IN WITNESS WHEREOF, said Unitil Corporation, Unitil Service Corp., Concord Electric Company, Exeter & Hampton Electric Company, and Fitchburg Gas and
Electric Light Company have each caused this instrument to be executed as of this 7th day of July,1998.

CORPORATE SEAL                                  UNITIL CORPORATION

       Attest:
By: /s/ Mark H. Collin                          By: /s/ Robert G. Schoenberger
    ------------------                              --------------------------
       Its Secretary and Treasurer                     Its Chairman and CEO
CORPORATE SEAL                                  UNITIL SERVICE CORP.

       Attest:
By: /s/ Sandra L. Whitney                       By:  /s/ Robert G. Schoenberger
    ---------------------                            --------------------------
       Its Secretary                                   Its President
CORPORATE SEAL                                  CONCORD ELECTRIC COMPANY

       Attest:
By: /s/ Sandra L. Whitney                       By: /s/ Michael J. Dalton
    ---------------------                           ---------------------
       Its Secretary                                   Its President
CORPORATE SEAL                                  EXETER & HAMPTON ELECTRIC
                                                COMPANY

       Attest:
By: /s/ Sandra L. Whitney

       Its Secretary                            By: /s/ Michael J. Dalton
                                                    ---------------------
                                                       Its President

CORPORATE SEAL                                  FITCHBURG GAS AND ELECTRIC
                                                LIGHT COMPANY
       Attest:
By: /s/ Sandra L. Whitney

       Its Assistant Clerk                      By: /s/ Michael J. Dalton
                                                    ---------------------
                                                       Its President

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